EXHIBIT 10.21.2

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of October 7, 1998, between FRONTIERVISION OPERATING PARTNERS, L.P., a limited partnership duly organized and validly existing under the laws of the State of Delaware (the “Company”); each of the Subsidiaries of the Company identified under the caption “SUBSIDIARY GUARANTORS” on the signatures pages hereto (individually, a “Subsidiary Guarantor” and, collectively the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”); and each of the lenders that is a signatory hereto identified under the caption “LENDERS” on the signature pages hereto.

The Company, the Subsidiary Guarantors, certain lenders, the Chase Manhattan Bank, as Administrative Agent, J.P. Morgan Securities Inc., as Syndication Agent and CIBC Inc., as Documentation Agent are parties to a Second Amended and Restated Credit Agreement dated as of December 19, 1997 (the “Credit Agreement”).  The Obligors and the Lenders wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Amendments.  Subject to the satisfaction of the conditions to effectiveness specified in Section 4 hereof, but with effect on and after the date hereof, the Credit Agreement shall be amended as follows:

2.01         Definitions.  The following definitions set forth in Section 1.01 of the Credit Agreement are amended in their entirety to read as follows:

“Debt Ratio” shall mean, as at any date (but subject in any event to the provisions of Section 8.10(e) hereof), the ratio of:

(a)           the sum of the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries and all letters of credit contemplated by Section 8.07(e) hereof; but excluding all performance bonds contemplated by said Section as at such date minus, for purposes o Section 8.10(b) only (and not for purposes of the definition of “Applicable Margin”), for any date on or before March 30, 2000, $20,000,000 to

(b)           the product of EBITDA for the fiscal quarter ending on, or most recently ended prior to such date times four.

“EBITDA” shall mean, for any period, the sum, for the Company and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

(a)           gross operating revenue for such period derived in the ordinary course of business in respect of the CATV Systems of the Company and its Restricted Subsidiaries (including revenues arising from second outlets and remotes and advertising revenues, and including pay-per-view revenues and installation fees, but excluding interest income and unusual items) minus

(b)           all operating expenses for such period, including, without limitation, technical, programming, selling and general administrative expenses incurred by the Company and its Restricted Subsidiaries during such period, but excluding (to the extent included in operating expenses) depreciation, amortization, Interest Expense, any non-cash charges (including, without limitation, non-cash pension expenses and any Tax Payment amount for the relevant period) plus

(c)           transaction costs (including, without limitation, legal expenses, brokerage commissions, investment banking fees and the like) incurred in connection with (w) the Previous Acquisitions and the Scheduled Acquisitions and this Agreement and the other transactions that are contemplated hereby to occur on or before the Effective Date, (x) any Subsequent Acquisition, (y) the incurrence of the Subordinated Indebtedness or (z) the incurrence of the Senior Discount Debt, in the case of each of the foregoing clauses (w), (x), (y) and (z), to the extent the same are (A) paid within twelve months of the date the respective event giving rise to such transaction costs shall occur, and (B) expensed and not capitalized.

For purposes hereof, “gross operating revenue” and “operating expenses” shall both be determined exclusive of extraordinary and non-recurring gains or losses, and any gains or losses from the sale of assets.  For purposes of determining EBITDA:

(A)          for periods prior to the date of the A-R Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the A-R Acquisition shall be deemed to be equal to $22,710.00 (determined by the Company as provided in Schedule X hereto);

(B)           for periods prior to the date of the TCI-NE Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the TCI-NE Acquisition shall be deemed to be equal to $11,024.00 (determined by the Company as provided in Schedule X hereto);

(C)           for periods prior to the date of the Harolds Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the Harolds Acquisition shall be deemed to be equal to $617.00 (determined by the Company as provided in Schedule X hereto);

(D)          for periods prior to the date of the CoxCom Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the CoxCom Acquisition shall be deemed to be equal to $52,319.00 (determined by the Company as provided in Schedule X hereto);

(E)           for periods prior to the date of the TCI-Ohio Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the TCI-OhioAcquisition shall be deemed to be equal to $13,903.00 (determined by the Company as provided in Schedule X hereto);

(F)           for periods prior to the date of the Eastern-Kentucky Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the Eastern Kentucky Acquisition shall be deemed to be equal to $1,316.00 (determined by the Company as provided in Schedule X hereto);

(G)           for periods prior to the date of the NECMA-NE Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the NECMA-NE Acquisition shall be deemed to be equal to $13,683.00 (determined by the Company as provided in Schedule X hereto); and

(H)          for periods prior to the date of the State Acquisition, EBITDA for each day during such period attributable to the CATV Systems acquired pursuant to the State Acquisition shall be deemed to be equal to $45,809.00 (determined by the Company as provided in Schedule X hereto).

For all purposes of this Agreement (other than for purposes of EBITDA as used in the definition of Excess Cash Flow), if during any period for which EBITDA is being determined the Company or any of its Restricted Subsidiaries shall have made any acquisition or disposition of any CATV System (but excluding the CATV Systems acquired pursuant to the Acquisitions referred to in clauses (A) through (H) above), then EBITDA shall be determined on the basis of the actual results of operations of the Company and its Restricted Subsidiaries for such period, adjusted by:

(I)            in the case of a Subsequent Acquisition the aggregate Purchase Price of which is less than or equal to $50,000,000, such amount as the Company shall determine, reasonably and in good faith, to be appropriate to reflect the effect of the relevant acquisitions and dispositions during such period (and the Company shall, promptly following the consummation of such Acquisition, notify the Administrative Agent (which shall notify the Lenders thereof promptly) of such amount); and

(II)           in the case of a Subsequent Acquisition the aggregate Purchase Price of which exceeds $50,000,000, such amounts as the Company and the Majority Lenders shall agree to be appropriate to reflect the effect of the relevant acquisitions and dispositions during such period (provided that, in the absence of such an agreement between the Company and the Majority Lenders, EBITDA shall be determined on a pro forma basis for such period as if the relevant acquisition or disposition had been made or consummated on the first day of such period, whether or not such first day shall occur prior to the Effective Date).

“Fixed Charges Ratio” shall mean, as at any date (but subject in any event to the provisions of Section 8.10(e) hereof), the ratio of:

(a)           the sum of the product of (x) the sum of (i) EBITDA for the fiscal quarter ending on or most recently ended prior to such date (but without duplication of the provisions of Section 8.10(e)) plus (ii) all interest income of the Company and its Restricted Subsidiaries for such fiscal quarter times (y) four plus the least of (A) the amount of the unused and available Revolving Credit Commitment as at the last day of such fiscal quarter, or (B) the amount of additional Senior Debt that could be incurred at such last day in accordance with the Senior Debt Ratio requirement set forth in Section 8.10(a), or (C) the amount of additional Indebtedness that could be incurred at such last day in accordance with the Debt Ratio requirement of Section 8.10(b) to

(b)           Fixed Charges for the period of four fiscal quarters ending on or most recently ended prior to such date.

“Senior Debt Ratio” shall mean, as at any date (but subject in any event to the provisions of Section 8.10(e) hereof), the ratio of:

(a)           the sum of the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries (excluding all Subordinated Indebtedness and performance bonds contemplated by Section 8.07(f)

hereof but including all letters of credit contemplated by said Section) as at such date minus, for any date on or before March 30, 2000, $20,000,000 to

(b)           the product of EBITDA for the fiscal quarter ending on, or most recently ended prior to such date times four.

2.02         Certain Financial Covenants.  Section 8.10 of the Credit Agreement shall be amended in its entirety to read as follows:

“8.10       Certain Financial Covenants.

(a)           Senior Debt Ratio.  The Company will not permit the Senior Debt Ratio (determined in accordance with Section 8.10(e) hereof) to exceed the following respective ratios at any time during the following respective periods:

Period	Ratio

From the Effective Date through and including December 30, 1999	5.50 to 1

From December 31, 1999 through and including December 30, 2000	5.00 to 1

From December 31, 2000 through and including December 30, 2001	4.50 to 1

From December 31, 2001 and at all times thereafter	4.00 to 1

(b)           Debt Ratio.  The Company will not permit the Debt Ratio (determined in accordance with Section 8.10(e) hereof) to exceed the following respective ratios at any time during the following respective periods:

Period	Ratio

From the Effective Date through and including December 30, 1999	6.75 to 1

From December 31, 1999 through and including December 30, 2000	6.25 to 1

From December 31, 2000 through and including December 30, 2001	5.50 to 1

From December 31, 2001 and at all times thereafter	5.00 to 1

(c)           Interest Coverage Ratio.  The Company will not permit the Interest Coverage Ratio (determined in accordance with Section 8.10(e) hereof) to be less than the following respective ratios at any time during the following respective periods:

Period	Ratio

From the Effective Date through and including March 30, 2000	1.50 to 1

From March 31, 2000 through and including September 29, 2002	1.75 to 1

From September 30, 2002 and at all times thereafter	2.00 to 1

(d)           Fixed Charges Ratio.  The Company will not permit the Fixed Charges Ratio (determined in accordance with Section 8.10(e) hereof) to be less than the following respective ratios at any time during the following respective periods:

Period	Ratio

From the Effective Date through and including September 29, 2000	1.00 to 1

From September 30, 2000 and at all times thereafter	1.05 to 1

(e)           Computations of Ratios.  Solely for purposes of computing the Senior Debt Ratio, Debt Ratio, Interest Coverage Ratio and Fixed Charges Ratio for purposes of this Section 8.10:

(i)            Indebtedness shall be deemed to exclude obligations in respect of undrawn letters of credit, performance bonds and similar instruments issued or accepted by banks and other financial institutions in the ordinary course of business of the Company and its Restricted Subsidiaries; and

(ii)           at any time when proceeds of a Disposition are held by the Administrative Agent in the Collateral Account, the amount of Loans outstanding hereunder at such time shall be deemed to be net of the balance of the cash and investments held in the Collateral Account at such time.”

Section 3.  Consent to State Acquisition.  Subject to the satisfaction of the conditions to effectiveness specified in Section 4 hereof, but with effect on and after the date hereof, the Majority Lenders hereby consent to the acquisition by the Company of CATV Systems in Maine and New Hampshire from State Cable TV Corp., pursuant to an Asset Purchase Agreement dated June 24, 1998 between State Cable TV Corp. and the Company, notwithstanding that the aggregate Purchase Price of such acquisition exceeds the limitation of $150,000,000 set forth in Section 8.05(b)(iv)(A) of the Credit Agreement, so long as (i) such aggregate Purchase Price does not exceed $192,000,000 and (ii) the Company complies with all other requirements with respect to such acquisition set forth in Section 8.05(b)(iv) of the Credit Agreement.

Section 4.  Conditions Precedent.  This Amendment No. 1 and the amendments, consents and agreements set forth herein shall become effective, as of the date hereof, upon the receipt by the Administrative Agent from the Company, each Subsidiary Guarantor and Lenders constituting the “Majority Lenders” under the Credit Agreement of either (i) a counterpart of this Amendment signed on behalf of such Person or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy facsimile transmission of a signed signature page of this Amendment) that such Person has signed a counterpart of this Amendment.

Section 5.  Miscellaneous.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.  This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

FRONTIERVISION OPERATING PARTNERS, L.P.

By:	FrontierVision Holdings, L.P., as general partner of FrontierVision Operating Partners, L.P.

	By:	FrontierVision Partners, L.P., as general partner of FrontierVision Holdings, L.P.

		By:	FVP GP, L.P., as general partner of FrontierVision Partners, L.P.

By: FrontierVision Inc., as general partner of FVP GP, L.P.

		By:	/s/ FRONTIERVISION OPERATING PARTNERS, L.P.
Title:

SUBSIDIARY GUARANTORS

By its signature below each Subsidiary Guarantor (i) consents to the foregoing Amendment No. 1 and confirms that the obligations of the Company under the Credit Agreement as herein amended and under the Notes (if any) and in respect of Pari Passu Obligations are entitled to the benefits of the Subsidiary Guarantee Agreement executed by each Subsidiary Guarantor, respectively (and shall constitute “Guaranteed Obligations” (as defined in such Subsidiary Guarantee Agreement) under and for all purposes of such Subsidiary Guarantee Agreement and (ii) together with the Administrative Agent (acting with the consent of the Majority Lenders under the Existing Credit Agreement) agrees that references in such Subsidiary Guarantee Agreement to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended herein.

FRONTIERVISION CAPITAL CORPORATION		FRONTIERVISION CABLE NEW ENGLAND, INC.

By:	/s/ FRONTIERVISION CAPITAL CORPORATION	By:	/s/ FRONTIERVISION CABLE NEW ENGLAND, INC.
	Title:		Title: